Exhibit 10.104

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (this “Assignment”) dated SEPTEMBER 27, 2022, is made by and among MHP PURSUITS LLC, a North Carolina limited liability company (the “Assignor”), and GLYNN ACRES MHP LLC, a Georgia limited liability company (the “Assignee”), and provides as follows:

RECITALS

A.   Pursuant to that certain Agreement for Purchase and Sale of Real Property dated as of on or about JULY 12, 2022 (the “PSA”), by and among Assignor, and RICHARD AND ANNETTE SMITH, a married couple (the “Seller” or “Sellers”). Assignor agreed to purchase from Sellers certain Property (as defined in the Purchase Agreement) owned by Sellers, generally described as +/- 2.91 acres located at 261 Carteret Rd., Brunswick, Glynn County, GA, (“Property”), and said Property is more particularly described in the Purchase and Sale Agreement (“PSA”), a copy of which is attached hereto as Exhibit A, and by this reference made a part hereof.

B.   Pursuant to Section 15 of the PSA, Assignor desires to assign to Assignee, an Affiliate, and Assignee desires to assume from Assignor, as more particularly described below, all of Assignor’s rights and obligations pursuant to the Purchase Agreement relating to the Property.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Capitalized Terms. Capitalized terms used herein, unless otherwise defined in this Assignment, shall have the same meanings as those given in the Purchase Agreement.

2.  Assignment. Assignor hereby transfers, assigns and conveys to Assignee all of Assignor’s right, title and interest in, to and under the Purchase Agreement, including, but not limited to, the Earnest Money associated with the Property, and delegates to Assignee all of its duties and obligations and liabilities in and to the Property under the PSA.

3.  Assumption and Acceptance. Assignee hereby accepts the assignments as aforesaid, and assumes and agrees to perform the duties, obligations and liabilities of Assignor under the Purchase Agreement as set forth therein assumed by Assignee pursuant to this Assignment.

4.  Entire Agreement. This Assignment embodies the entire agreement of Assignor, and Assignee with respect to the subject matter of this Assignment and it supersedes any prior agreements, whether written or oral, with respect to the subject matter of this Assignment. This Assignment may be modified only by a written instrument duly executed by Assignor and Assignee.

5.  Binding Effect. The terms and provisions of this Assignment will inure to the benefit of, and will be binding upon, the heirs, executors, personal representatives, successors and assigns of Assignor and Assignee.

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SIGNATURE PAGE TO ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:

MHP PURSUITS LLC,
a North Carolina limited liability company

By:	/s/ Adam Martin
Name:	Adam Martin
Its:	CIO

ASSIGNEE:

GLYNN ACRES MHP LLC,
a Georgia limited liability company

By:	Manufactured Housing Properties Inc.,
a Nevada corporation

	By:	/s/ Adam Martin
	Name:	Adam Martin
	Title:	CIO

 EXHIBIT A

PURCHASE AND SALE AGREEMENT

[exhibit filed separately]